UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

PIMI AGRO CLEANTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35138	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 POBox 360

3601201 Kiryat Tivon, Israel

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (310) 203-8278

Copies to:

Jonathan R. Shechter, Esq.

Foley Shechter LLP

244 Fifth Avenue, Suite 2591

New York, New York 10001

Phone: (917) 688-4076

Fax: (917) 688-4092

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 13, 2014, Mr. Ami Sivan resigned as Chief Executive Officer of Pimi Agro Cleantech, Inc. (“Pimi” or the “Company”). Mr. Sivan resigned from his office for personal reasons.

On May 13, 2014, following a meeting of the Board of Directors of the Company, Mr. Nimrod Ben Yehuda was elected to the office of Chief Executive Officer, effective immediately. Mr. Ben Yehuda, age 61, who also serves as the Company’s Chief Technology Officer and serves as a member of the Board, developed the Company’s technology and intellectual property. During the past 18 years, Mr. Ben-Yehuda has been a leading entrepreneur in the field of environment friendly solutions using STHP in many applications. He is the Co-Founder of Pimi and was the inventor of its IP and products. From 1986 and until 1989 he served as Joint CEO of NitroJet LTD., from 1989 until 2003 served as CEO of Nir Ecology LTD., which develops ecological solutions for veterinary, food industries and hospitals and from 1993 until 2003 served as joint CEO and CTO of Swissteril Water Purifications Ltd., which developed a protocol for purification of water. Since 2003 until today he serves as CTO of Pimi Agro CleanTech, LTd., the Company’s Israeli subsidiary.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

a)	Financial statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pimi Agro Cleantech, Inc.

Date: May 15, 2014	By:	/s/ Nimrod Ben Yehuda
Nimrod Ben Yehuda
Chief Executive Officer